Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com
 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Longbow Research, Susquehanna and Sidoti Conferences in March

Clayton, MO, March 1, 2011 – Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one meetings with investors at the Longbow Research Basic Materials Investor Conference in New York on March 10, 2011, the Susquehanna Chemical Conference in Boston on March 15, 2011 and the Sidoti & Company Emerging Growth Institutional Investor Forum in New York on March 22, 2011.   In addition, Olin’s senior management will make formal presentations at the Longbow conference at 8:45 AM Eastern time and at the Sidoti conference at 10:40 AM Eastern time.

Copies of the presentation slides for each of these three conferences will be available the evening prior to each event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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2011-04